SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2008

SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED)

(Exact name of registrant as specified in its charter)

Netherlands Antilles	1-4601	52-0684746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5599 San Felipe, 17th Floor, Houston, Texas 77056

42, rue Saint-Dominique, Paris, France 75007

Parkstraat 83, The Hague, The Netherlands 2514 JG

(Addresses of principal executive offices and zip or postal codes)

Registrant’s telephone number in the United States, including area code: (713) 513-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

The Third Quarter 2008 Press Release furnished as Exhibit 99.1 hereto and the Supplemental Information regarding Third Quarter Results furnished as Exhibit 99.2 hereto, were posted on the Schlumberger internet web site (www.slb.com/ir) on October 17, 2008.

In addition to financial results determined in accordance with generally accepted accounting principles (GAAP) that are included in the attached Third Quarter 2008 Press Release and Supplemental Information, these documents also include the following non-GAAP financial measure (as defined under Regulation G of the Securities Exchange Act of 1934):

•

Net debt: Net debt represents gross debt less cash, short-term investments and fixed income investments, held to maturity. Management believes that net debt provides useful information regarding the level of Schlumberger’s indebtedness by reflecting cash and investments that could be used to repay debt.

The foregoing non-GAAP financial measure should be considered in addition to, not as a substitute for, or superior to, total debt, cash flows or other measures of financial performance prepared in accordance with GAAP as more fully discussed in Schlumberger’s financial statements and filings with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed below are furnished pursuant to Item 9.01 of this Form 8-K.

99.1	Third Quarter 2008 Press Release dated October 17, 2008.

99.2	Supplemental Information regarding Third Quarter 2008 Results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Howard Guild
Howard Guild Chief Accounting Officer

Date: October 17, 2008